EXHIBIT 10.13
December 29, 2023
Nant Capital, LLC
450 Duley Road
El Segundo, California 90245
Attn: Robert Morse, Chief Financial Officer
Dear Nant Capital, LLC:
Reference is made to (a) that certain Convertible Promissory Note issued by ImmunityBio, Inc., a Delaware corporation (the “Company”) to Nant Capital, LLC, a Delaware limited liability company (the “Holder”) dated March 31, 2023 in the stated principal amount of $30,000,000 (as amended from time to time, including by that certain letter amendment dated September 11, 2023, the “March 2023 Note”) and (b) that certain Convertible Promissory Note issued by the Company to the Holder dated September 11, 2023 in the stated principal amount of $200,000,000 (as amended from time to time, the “September 2023 Note”). Capitalized terms used but not defined herein are used as defined in the March 2023 Note.
This letter amendment confirms our mutual agreement that:
1.The first paragraph of the March 2023 Note is hereby amended by replacing the phrase “December 31, 2024 (the “Maturity Date”)” therein with the phrase “December 31, 2025 (the “Maturity Date”)”.
2.Each of the March 2023 Note and September 2023 Note (each, a “Note”, and collectively, the “Notes”) are hereby amended to include the following legend at the top of each of each such Note:
THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”), DATED AS OF DECEMBER 29, 2023, BETWEEN INFINITY SA LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS SENIOR AGENT, AND INVESTOR (AS DEFINED BELOW), AS SUBORDINATED CREDITOR, AND ACKNOWLEDGED BY THE COMPANY (AS DEFINED BELOW) AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
Except as expressly set forth herein, the provisions of each Note shall remain unchanged and in full force and effect and the parties hereto hereby ratify and reaffirm each and every term, covenant and condition set forth in each Note as of the date hereof, as amended by this letter amendment.
THIS LETTER AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION).
This letter amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This letter amendment and the Notes constitute the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede any and all previous discussions, correspondence, agreements and other understandings, whether oral or written, relating to the subject matter hereof or thereof. This letter amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties hereto, and their successors and assigns. Any signatures delivered by a party hereto by facsimile transmission or by electronic transmission shall be deemed an original signature hereto.

Please indicate your agreement to the foregoing by signing in the space indicated below.

Sincerely,

IMMUNITYBIO, INC.

		By:	/s/ Richard Adcock
		Name:	Richard Adcock
		Title:	Chief Executive Officer and President

CONSENTED TO AND AGREED:

NANT CAPITAL, LLC

By:	/s/ Charles N. Kenworthy
Name:	Charles N. Kenworthy
Title:	Manager
[Signature Page to Letter Amendment to Promissory Note]